As filed with the Securities and Exchange Commission on July 7, 1997

                           Registration No. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ----------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                    ----------------------------------------

                            DAKOTA MINING CORPORATION
               (Exact name of issuer as specified in its charter)

                                Canada 84-1094683
                 (State or other jurisdiction (I.R.S. Employer
            of incorporation or organization) Identification Number)

         410 Seventeenth St., Ste. 2450, Denver, CO 80202 (303) 573-0221
   (Address and telephone number, of Registrant's principal executive offices)

                            DAKOTA MINING CORPORATION
                              SHARE INCENTIVE PLAN
                            (Full title of the plan)

                                Robert R. Gilmore
                            Dakota Mining Corporation
                         410 Seventeenth St., Ste. 2450
                             Denver, Colorado 80202
                                 (303) 573-0221
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                   Proposed Maxi-         Proposed Maxi-
  Title of Securities        Amount to Be           mum Offering           mum Aggregate            Amount of
   to be Registered           Registered           Price Per Share        Offering Price        Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     Common Shares             3,000,000               $1.00*              $3,000,000.00            $909.09

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

* Determined solely for the purpose of calculating the registration fee based on the closing sale price of shares of the Common Stock on the American Stock Exchange on July 2, 1997.


                      INFORMATION INCORPORATED BY REFERENCE

         Dakota Mining Corporation (the "Company") hereby incorporates by reference the contents of its Registration Statements on Form S-8 (File Nos. 33-68872 and 333-06343). The Company also incorporates all documents filed by the Company after September 16, 1993 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, which documents shall be deemed incorporated by reference in this Registration Statement as a part hereof from the date of filing such documents until a post-effective amendment to this Registration Statement is filed which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold.

Required Opinions and Consents



1. Opinion of Parcel, Mauro, Hultin & Spaanstra, P.C. as to the legality of the Registrant's common stock being registered.

2. Consent of Parcel, Mauro, Hultin & Spaanstra, P.C. (included in Item 1 above).

3.   Consent of KPMG Peat Marwick Thorne, Chartered Accountants.

4.   Consent of Glen R. Clark & Associates Limited.

5.   Consent of DMBW, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on July 3, 1997.

                                                       DAKOTA MINING CORPORATION


                                                            By: /s/ Alan R. Bell
                                                                    Alan R. Bell
                                                                        Director


                                                       By: /s/ Robert R. Gilmore
                                                               Robert R. Gilmore
                                                         Principal Financial and
                                                              Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:  July 3, 1997                              By:        /s/ Alan R. Bell
                                                         Alan R. Bell, Director


Date:  July 3, 1997                              By:      /s/ Landon T. Clay
                                                       Landon T. Clay, Director


Date:  July 3, 1997                              By:     /s/ Stanley Dempsey
                                                      Stanley Dempsey, Director


Date:  July 3, 1997                              By:   /s/ Edward G. Thompson
                                                   Edward G. Thompson, Director


Date:  July 3, 1997                              By:       /s/ Tor Jensen
                                                           Tor Jensen, Director